             As Filed With the Securities and Exchange Commission on October 5, 2010

                 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                                   Washington, D.C. 20549

                                                   FORM S-1/A

                                                  Amendment Number 4

                    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                                            TORON, INC.
                                   (Name of Small Business Issuer in its Charter)

Nevada	7373	Applied for
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

                   1207 Royal York Road Toronto, ON, Canada M9A 4B5

        (Address and telephone number of principal executive offices and principal place of business)

           Agent for Service:                                                                          With a Copy To:
          Nevada Agency and Transfer Company.                                                  Jill Arlene Robbins

           50 West Liberty Street, Suite 880                                                              525-93rd Street

           Reno,  Nevada, 89251                                                                       Surfside Florida, 33154
         (775) 322-0626                                                                             Telephone: (305) 531-1174
                                                                                                                            Facsimile: (305) 531-1274

Approximate Date of Proposed Sale to the Public:
As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box	[X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box	[ ]
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box	[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box	[ ]
Large Accelerated Filer ☐ Accelerated Filer ☐ Non-Accelerated Filer ☐ Smaller reporting Company (Do not check if a smaller reporting company)

                                              CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Dollar Amount To Be Registered	Proposed Maximum Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee [1]
Common Stock	2,630,000	$105,200	$0.04	$105,200	$7.50

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine. The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                Dated: October 5, 2010

Prospectus

Toron, Inc.

2,630,000 Shares of Common Stock

 The selling shareholders named in this prospectus are offering to sell up to 2,630,000 shares of our common stock held by them. We will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders. We are a development stage company currently with out products, services, and we have not produced any revenues to date. Our shares are not quoted on any national securities exchange and there is no assurance that our shares will be quoted on any exchange or Over-the-Counter Market. To be quoted, a market maker must file an application on our behalf in order to make a market in our common stock. and there is no guarantee or assurances that we will find a market maker to trade our securities. The selling shareholders will sell their shares at $0.04 per share until such time as the shares may be quoted on the Over-the-Counter Bulletin Board (OTCBB), other exchange or Over-the-Counter Market, and thereafter at prevailing market prices or privately negotiated prices.

Our auditors have expressed substantial doubt about our ability continue as a going concern

This investment involves a high degree of risk see "Risk Factors" on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

Table of Contents

Prospectus Summary 5

Risk Factors 7

We are a new business with a limited operating history and no revenues as of July 31, 2010 and are not likely to succeed unless we can overcome the many obstacles we face. If we fail to overcome these obstacles you may lose your entire investment. 7

We have a history of losses and an accumulated deficit and we expect future losses that may cause our stock value to decline and result in you losing a portion or all of your investment. 8

Inability of our Officer and Directors to devote sufficient time to the operation of our business may limit our success. 8

We may not be able to compete effectively against our competitors and this may cause our stock value to decline. 8

Because our Director and Officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders 8

We will require additional capital and financing to continue our business and failure to obtain capital would cause our business to fail. 9

Our auditors have expressed substantial doubt about our ability to continue as a going concern. 9

Purchasers in this offering may experience dilution, and if the market does not value our stock price higher than what you paid, you will have a negative return on your investment. 9

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares. 9

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline. 10

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock. 10

Use of Proceeds 11

Determination of Offering Price 11

Selling Shareholders 11

Plan of Distribution 15

Legal Proceedings 17

Directors, Executive Officers, Promoters and Control Persons 17

Security Ownership of Certain Beneficial Owners and Management 18

Description of Securities 19

Interest of Named Experts and Counsel 20

Disclosure of Commission Position of Indemnification for Securities Act Liabilities 21

Organization Within Last Five Years 21

Description of Business 22

Management's Discussion and Analysis of Financial Condition and Results of Operations 25

Description of Property 28

Certain Relationships and Related Transactions 28

Market for Common Equity and Related Stockholder Matters 29

Executive Compensation 30

Financial Statements 31

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure 32

Prospectus Summary

Toron, Inc. is a corporation formed under the laws of the State of Nevada on January 3, 2008 as. whose principal executive offices are located in Toronto Ontario, Canada. Our principal business is the, marketing, sales and re-sales via the Internet of Web Domain Names or URL’s under the website www.manageyoururl.com.

Toron, Inc. is a Toronto, Ontario based company focused on marketing, sales and re-sales via the Internet of Web Domain Names or URL’s and related services under the website www.manageyoururl.com. The Company's business will be founded on its ability to provide internet domain names and related services, in a low-cost, easy accessible manner. Internet domain names are used to indentify companies or individuals on the Internet and direct people to their web site.

Our website was posted online on October 5, 2010 , and was built for us and hosted by sitedudes.com .. We are not anticipating any changes to the appearance of our site in the near future. W e will be in the business of providing internet domain names embodied as both products and services, which more particularly address’ Internet communication. Our business model is to market, sell and re-sell via the Internet Web Domain Names or URL’s.

Additionally, we have been granted re-sellers licenses with AVG Anti Virus, SRSplus (Network Solutions Inc.) and Wild West Domains (Go Daddy). This will allow our customers to search and purchase domains through our web site, giving them two registrars to choose from, as well as search our list of available domains, purchase the latest Anti Virus, Anti Spyware and Anti Malware protection From AVG., or a customer may decide to list their URL for sale with us or advertize with us. (See Products and Services Page 21)

  We will market and sell these internet domain names and related services via our website on the Internet at www.manageyoururl.com. Construction of our web site has been completed and was developed by sitedudes.com of Toronto Canada and was posted on-line on October 5, 2010 .. We did not develop this business model. It was acquired from Danby Technologies on December 12, 2009 for the purchase price of $6,000 cash.

As of October 5, 2010 we have 5,630,000 shares of our common stock outstanding of which 2,630,000 are being registered for resale by selling shareholders and 3,000,000 belong to our sole director and officer. The average purchase price paid for the shares to be resold by the selling shareholders is $0.02. All of these shares were acquired from us, between January 3, 2008 (inception) to February 12, 2010

About Our Financial Performance to Date

As of October 5, 2010 we had no revenue and we anticipate incurring operating losses and negative operating cash flow for at least the next twelve months. Additionally, our auditors have expressed substantial doubt about our ability continue as a going concern and our acquisition from Danby Technologies has been recorded as a complete impairment loss due to the fact that we have not engaged in revenue producing activities.

About Our Business Model

Our business model is untested and we operate in a highly competitive market with low barriers to entry.

Name, Address, and Telephone Number of Registrant

Toron, Inc.

1207 Royal York Road

Toronto, ON M9A 4b5

416-509-5494

The Offering

The following is a brief summary of this offering.

Securities Offered	Being up to 2,630,000 shares of common stock. The shares of common stock are being offered by selling shareholders and not our company.
Offering Price

The selling shareholders will sell their shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined the offering price by assessing our capital requirements against the price investors were willing to pay for our common stock and the speculative nature of our business being in the development stage.

An additional factor in determining  the offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering

The selling shareholders will determine when and how they sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be $26,000. Refer to “Plan of Distribution”.

Termination of the Offering	The offering will conclude when all of the 2,630,000 shares of common stock have been sold or the shares no longer need to be registered to be sold.
Securities Issued And to be Issued	5,630,000 shares of our common stock are issued and outstanding as of. May 18, 2010 All of the common stock to be sold under this prospectus will be sold by existing shareholders.
Use of Proceeds

We will not receive any proceeds from the sale of the common stock by the selling shareholders. The funds that we raised through the sale of our common stock were used to cover administrative and professional fees such as accounting, legal, technical writing, printing and filing costs.

Summary Financial Information

The tables below represent our summary financial information which has been derived from our financial statements of July 31, 2010

July 31, 2010
Cash	$43,700
Total Assets	$43,700
Total Liabilities	$7,336
Total Stockholders' Equity	$36,364

Statement of Operations	From, January 3, 2008 ( Inception) July 31, 2010
Revenues	-
Net Loss for the Period	$7,336

The book value of our company was $0.00 per share as at July 31, 2010.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following known material risks. You could lose all or part of your investment due to any of these risks.

We are a new business with a limited operating history and no revenues as of July 31, 2010 and are not likely to succeed unless we can overcome the many obstacles we face. If we fail to overcome these obstacles you may lose your entire investment.

We are a development-stage company with limited prior business operations and no revenues. We were incorporated in the State of Nevada on January 3, 2008. Our website was posted online on October 5, 2010 Unless we are able to secure adequate funding, we may not be able to successfully complete production and market the internet domain names and our business will most likely fail. Because of our limited operating history, you may not have adequate information on which you can base an evaluation of our business and prospects. To date, we have done the following:

        Completed organizational activities;

•      Developed a business plan;

•       Obtained interim funding;

•      Engaged consultants for professional services (website design);

In order to establish ourselves as an owner and re-seller of internet domain names and related services, we are dependent upon continued funding and the successful acquisition, listing, marketing and sales of internet domain names. Failure to obtain funding for continued sales and marketing would result in us having difficulty establishing sales or achieving profitability. You should be aware of the increased risks, uncertainties, difficulties and expenses we face as a development stage company and our business may fail and you may lose your entire investment.

We have a history of losses and an accumulated deficit and we expect future losses that may cause our stock value to decline and result in you losing a portion or all of your investment.

Since our inception on January 3, 2008 to July 31, 2010 we have incurred net losses of $19,236. We expect to lose more money as we spend additional capital to continue to acquire, list market and sell internet domain names, and establish our infrastructure and organization to support anticipated operations. We currently have sufficient capital to implement our business and  have sufficient working capital to maintain operations for approximately the next 10 months. We cannot be certain whether we will ever earn a significant amount of revenues or profit, or, if we do, that we will be able to continue earning such revenues or profit. Also, any economic weakness may limit our ability to continue development and ultimately market our products and services. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

Inability of our Officer and Director to devote sufficient time to the operation of our business may limit our success.

Presently our sole Officer and Director of our company, allocates only a portion of his time to the operation of our business. Should our business develop faster than anticipated, our sole officer and director may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern. Even if this lack of sufficient time of our management is not fatal to our existence it may result in limited growth and success of the business.

We may not be able to compete effectively against our competitors and this may cause our stock value to decline.

Our future success depends on our ability to drive web traffic to our site to compete effectively with competitors. Some of our potential competitors are well established and have larger customer bases and far better name recognition. If we do not compete effectively with current and future competitors we may not generate enough revenue to be profitable. Any of these factors could cause our stock price to decline and result in you losing a portion or all of your investment.

Because our sole officer and director resides in Canada service of process in the United Sates may be difficult

Our sole director and officer is located in Toronto, Canada which will limit investor's ability  to effect service of process within the United States against our officer and director, to enforce U.S. court judgments based upon the civil liability provisions of  U.S. federal securities laws against our officer and director , to enforce in a Canadian court ,U.S. court judgments based on the civil liability provisions of the U.S. federal securities laws against our officer and director , and bring an original action in a Canadian court to enforce liabilities based upon the U.S. federal securities laws against our officer and director

Because our Director and Officer owns the majority of our company's common stock, he has the ability to override the interests of the other stockholders.

Our President owns 53.28 % of our outstanding common stock and serves as our sole Officer. Investors may find the corporate decisions influenced by our President are inconsistent with the interests of other stockholders. Sale of your shares may be difficult or impossible as there is presently no demand or public market for our common stock. There is presently no demand or public market for our common stock. Though we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. Our common stock has no prior market and resale of your shares may be difficult without considerable delay or impossible.

Because we hold a significant portion of our cash reserves in United States dollars, we may experience weakened purchasing power in Canadian dollar terms and could Limit the scope of our operations.

We hold a significant portion of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains and losses in Canadian dollars. If there was to be a significant decline in the United States dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there was a significant decline in the US dollar  could limit on going operations. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

We will require additional capital and financing to continue our business and failure to obtain capital would cause our business to fail.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in the Notes of our July 31, 2010 financial statements, we are in the development stage of operations, have had losses from operations since inception, no revenues and insufficient working capital available to meet ongoing financial obligations over the next fiscal year. Our Auditor has raised “substantial doubt regarding the Company's ability to continue as a going concern”, or in other words remain in business. We will require additional capital and financing in order to continue otherwise our business will fail. We have made no definitive arrangements for any additional capital or financing.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on January 3, 2008, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Purchasers in this offering may experience dilution, and if the market does not value our stock price higher than what you paid, you will have a negative return on your investment.

Since earlier investors in our company have paid average purchase prices less than $0.04 per share you may experience dilution of your investment. Our business will have to grow or the market must value the price of your shares higher than the amount that you paid for you to achieve a profit on your investment. If the valuation of our shares does not overcome your dilution you will lose a portion or all of your investment.

There is no liquidity and no established public market for our common stock and it may prove impossible to sell your shares.

There is presently no public market in our shares. While we intend to contact an authorized Over the Counter Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market to develop and may prove impossible to sell your shares.

If the selling shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The selling shareholders are offering 2,630,000 shares of our common stock through this prospectus. They must sell these shares at a fixed price of $0.04 until such time as they are quoted on the Over the Counter Bulletin Board or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 46.72% of the common shares currently outstanding.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

That a broker or dealer approve a person's account for transactions in penny stocks; and

the broker or dealer receive from the investor a written agreement to the transaction,

setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

obtain financial information and investment experience objectives of the person; and

 make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form: sets forth the basis on which the broker or dealer made the suitability determination; and

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The company will not receive any proceeds from this offering

Determination of Offering Price

The offering price was determined by using a number of factors. We determined the offering price by assessing our capital requirements against the price investors were willing to pay for our common stock and the speculative nature of our business being in the development stage.

An additional factor in determining the offering price based upon the price of the last sale of our common stock to investors.

Selling Shareholders

The selling shareholders are offering up to 2,630,000 shares of common stock through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:

1.   2,630,000 shares of our common stock that the selling shareholders acquired from us at a price of $0.02 in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February 12, 2010

The shares were sold solely by our sole Director and Officer to his close friends and close business associates under exemptions provided under Regulation S. There was no private placement agent or others who were involved in placing the shares with the selling shareholders.

The following table provides as the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the number of shares owned by each prior to this offering;

2.   the total number of shares that are to be offered for each;

3.   the total number of shares that will be owned by each upon completion of the offering; and

4.   the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder's Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Shazia Ali	100,000	100,000	Nil	Nil
Tijana Arnantovic	55,000	55,000	Nil	Nil
Brandy Atkinson	65,000	65,000	Nil	Nil
Rosa Baljak	100,000	100,000	Nil	Nil
Stacy Bouman	62,500	62,500	Nil	Nil
Nathaniel Chiu	100,000	100,000	Nil	Nil
Stefanie Couto	60,000	60,000	Nil	Nil
Brian Da Silva	60,000	60,000	Nil	Nil
Marko Djokic	72,500	72,500	Nil	Nil
Darko Dujmic	55,000	55,000	Nil	Nil
Thomas H Faoual	50,000	50,000	Nil	Nil
Jason Faucaslt	62,500	62,500	Nil	Nil
Serena Fazio	62,500	62,500	Nil	Nil
Sean Finlay	72,500	72,500	Nil	Nil
Emily Gordon	72,500	72,500	Nil	Nil
Jesse Gregory	50,000	50,000	Nil	Nil
Mike Keough	75,000	75,000	Nil	Nil
Michael Keene	100,000	100,000	Nil	Nil
Torongale King	60,000	60,000	Nil	Nil
Zeljko Krakovic	75,000	75,000	Nil	Nil
Zlajko Milacic	75,000	75,000	Nil	Nil
Sasa Mladjen	52,500	52,500	Nil	Nil
Danh Nguyen	65,000	65,000	Nil	Nil
Thanh Nguyen	55,000	55,000	Nil	Nil
David O'Brien	50,000	50,000	Nil	Nil
Besic Resad	72,500	72,500	Nil	Nil
Matt Russell	52,500	52,500	Nil	Nil
Marko Sandic	100,000	100,000	Nil	Nil
Gojko Sandic	75,000	75,000	Nil	Nil
Gabe Sciarra	100,000	100,000	Nil	Nil
Elezovic Srdjan	75,000	75,000	Nil	Nil
Nebojsa Todonovic	52,500	52,500	Nil	Nil
Kyle Torgenson	60,000	60,000	Nil	Nil
Daniel Turorica	65,000	65,000	Nil	Nil
Miilana Uncanin	72,500	72,500	Nil	Nil
Sergey Vassilyer	72,500	72,500	Nil	Nil
Svetlana Vojovic	75,000	75,000	Nil	Nil
Sasha Vujic	50,000	50,000	Nil	Nil

Footnote: family relationships

Marko Sandic and  Gojko Sandic are father and son;  Danh Nguyen and Thanh Nguyen are brothers

Other than detailed in the footnote above, we are not aware of any family relationships among selling shareholders. The named parties beneficially own and have sole voting and investment over all shares or rights to these shares. The percentages are based on 5,630,000 shares of common stock outstanding on the date of this prospectus.

Otherwise, none of the selling shareholders:

1.  has had a material relationship with us other than as a shareholder.

2.  has ever been one of our officers or directors; or

3.  is a broker-dealer or is an affiliate of a broker-dealer.

If there are any changes in the selling shareholders this prospectus will be promptly amended via a post effective amendment.

Plan of Distribution

In general we will have 1 type of shares that will be available for distribution:

1.   Non-affiliate shares owned by selling shareholders. The selling shareholders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling security holders in connection with sales of securities.  The shares will not be sold in an underwritten public offering.

The selling security holders may sell the securities in one or more of the following methods:

- on the "pink sheets" or in the over-the-counter market or on such exchanges on which our shares may be listed from time-to-time;

- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for  value by any selling security holder to its partners or members, subject to rules relating to sales by affiliates. . No broker or dealer is participating in this offering. If, for some reason, our director and shareholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; we would be required to file any such amendment with the Corporate Finance Department of FINRA. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would have to amend our filings at the state level. The offering will remain open on a continuous basis from the date we are legally allowed to commence selling shares based on this prospectus until all shares from this offering are sold.

Non-Affiliate Shares Owned by Selling Shareholders

The selling shareholders who currently own 2,630,000 shares of our common stock may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell the shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.

The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock owned by the selling shareholders. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: contains a description of the nature and level of risk in the market for penny stocks in both  public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

contains a toll-free telephone number for inquiries on disciplinary actions; defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer: with bid and offer quotations for the penny stock;

details of the compensation of the broker-dealer and its salesperson in the transaction;

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We have no legal proceedings that have been or are currently being undertaken for or against us nor are any contemplated.

Directors, Executive Officers, Promoters and Control Persons

The Directors and Officers currently serving the Company are as follows:

Name	Age	Positions Held and Tenure
Ljubisa Vujovic	35	Director, President, Secretary and Treasurer since January 3, 2008

The Director named above will serve until the next annual meeting of the stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which one currently exists. There is no arrangement or understanding between the directors and officers and any other person pursuant to which any director or officer was to be selected as a Director or Officer.

Biographical information

Ljubisa Vujovic– Director, President, Secretary and Treasurer

Mr. Vujovic became our President on January 3, 2008 and he dedicates about 10 to 20 hours per week towards the management of our business. For the last five years Mr. Vujovic has the Owner and Managing Member a recreational vehicle dealership in Toronto Ontario.  Mr. Vujovic also develops real estate, and owns and operates and a Limousine Service and mobile catering service for the film industry.

Mr. Vujovic does not have any experience in operating an internet business, however, he does have extensive business experience which should prove invaluable to our business.

Additionally, Mr. Vujovic does not have a back ground in accounting or finance but does understand financial statements and accounting procedures.

Significant Employees and Consultants

We have no significant employees other than Mr. Vujovic. We have no significant consultants other than sitedudes.com of Toronto Ontario who has designed, built and now hosts our website.  We have no written agreement with sitedudes.com. We registered with sitedudes.com via telephone and provided credit card information to them, and are billed on a monthly basis for the hosting and web design of our website.

Audit Committee Financial Expert

We do not have a financial expert serving on an audit committee to assist in the preparation of our financial statements in accordance with generally accepted accounting principles (“GAAP”) from our bank statements and invoices. We do not have an audit committee at this time because we have no revenue.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this registration statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5.0% or more of the outstanding Common Stock of Toron, Inc.. Also included are the shares held by our Director and Officer.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering

Common Stock $0.001 par value	Ljubisa Vujovica 1207 Royal York Road Toronto Ontario Director, President and Secretary	3,000,000	53.28%

Title of Class	Security Ownership of Management	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering
Common Stock $0.001 par value	Directors and Officers as a group (one person)	3,000,000	53.28%

The percent of class is based on 5,630,000 of common stock issued and outstanding as of the date of this prospectus. The person listed is the sole Director and Officer of our company and have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or a group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Description of Securities

Common Stock

The Articles of Incorporation of Toron, Inc., authorize the issuance of 75,000,000 shares of common stock at $0.001 par value. Each holder of record of common stock is entitled to 1 vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation as amended do not permit cumulative voting for the election of directors. Holders of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds. In the event of liquidation, dissolution or winding up of our affairs, holders are entitled to receive, ratably, the net assets available to stockholders after distribution is made to the preferred shareholders, if any.

Holders of common stock have no preemptive, conversion or redemptive rights. If additional shares of our common stock are issued, the relative interests of then existing stockholders will be diluted. Our Articles of Incorporation allow for our Board of Directors to issue authorized common stock of 75,000,000 shares in one or more series, with such voting powers, designations, preference and rights or qualifications, limitations or restrictions.

This means that without further shareholder approval a new share series could be authorized for issuance by the Board of Directors which may be granted rights and preferences that are greater than those of the common shares the have currently been issued.

Our counsel, Jill Arlene Robbins has reviewed our share issuances and is of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statues).

We are currently engaged with Holladay Stock Transfer as our transfer agent, and plan to have them continue to serve in that capacity until such time as management believes it is necessary or in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent is necessary. We currently have,5,630,000 shares of our common stock at $0.001 par value outstanding of which 2,630,000 shares are owned by non-affiliate shareholders and 3,000,000 shares that are owned by our Directors and Officers who are affiliates.

Non-Affiliate Owned Securities

We have issued 2,630,000shares of our common stock at $0.001 par value to non-affiliate non-US shareholders acquired from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933. These 2,630,000 shares are all being registered for resale by the selling shareholders via this registration statement.

Affiliate Owned Securities

We issued 3,000,000 shares of our common stock, pursuant to Section 4(2) of the Securities Act of 1933 to Mr. Vujovic at $0.001 per share for total consideration of $3,000 on February 11, 2010. As of the date of this prospectus, Mr. Vujovic owns 3,000,000 shares of our common stock.  Mr. Vujovic is an affiliate of our company. Under the Securities Act of 1933, these shares can only be re-sold under the provisions of Rule 144. When a person acquires restricted securities or holds control securities, he or she must find an exemption from the SEC's registration requirements to sell them in the marketplace. Rule 144 allows public resale of restricted and control securities if a number of conditions are met.

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation S offerings, employee stock benefit plans, as compensation for professional services, or in exchange for providing "seed money" or start-up capital to a company.

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company. Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Debt Securities

As of the date of this registration statement, we do not have any debt securities.

Other Securities

As of the date of this registration statement, we do not have any other securities such as warrants or stock options.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Jill Arlene Robbins, our independent legal counsel, has provided an opinion on the validity of our common stock. The financial statements included in this prospectus have been audited by Madsen and Associates CPA’s of Murray Utah to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization Within Last Five Years

We were incorporated in the State of Nevada, USA on January 3, 2008 under the name of Toron, Inc.  On January 3, 2008, Ljubisa Vujovic was officially appointed as our Director, President, Principal Financial Officer and Principal Accounting Officer. Our fiscal year end has been established to be January 31. Our current operations are based in Toronto Ontario, Canada. The reason that we incorporated in Nevada is because if we are able to develop our sales and achieve profitability to a significant level, will then move our operations to Nevada so that we can take advantage of Nevada's corporate state tax rates. Additionally, our auditors have expressed substantial doubt about our ability continue as a going concern and our acquisition from Danby Technologies has been recorded as a complete impairment loss due to the fact that we have not engaged in revenue producing activities

Effective December 12, 2009 we entered into an  arms length agreement and acquired the prior development and business plan from Danby Technologies Corporation in consideration for a purchase price of $6,000. We have also have received the following Internet domain names www.manageyoururl.com, manageyoururl.net, manageyoururl.ca, workyoururl.com, workyoururl.net. These domain names have been transferred to us by Danby Technologies Corporation. Our web site was posted online on October 5, 2010 .. Our website is being hosted by sitedudes.com at a cost of $50 per month or $600 per annum. Additionally, we have acquired listings for approximately 300 domain names for resale. We do not own these names for resale, the domain names owner(s) have verbally agreed to list their domain names for resale once our website is complete.

The domain names www.manageyoururl.com, manageyoururl.net, manageyoururl.ca, workyoururl.com, workyoururl.net have been transferred to us and have completed construction of our website , and was posted online on October 5, 2010 .. We are a development stage company. Our principal business is, marketing and sales internet domain names and related services. Additionally, we have been granted re-sellers licenses with AVG Anti Virus, SRSplus (Network Solutions Inc.) and Wild West Domains (Go Daddy). This will allow our customers to search and purchase domains through our web site, giving them two registrars to choose from, as well as search our list of available domains, purchase the latest Anti Virus, Anti Spyware and Anti Malware protection From AVG., or a customer may decide to list their URL for sale with us or advertize with us. Our statutory registered agent's office is located at 50 West liberty Street, suite 880, Reno, Nevada, 89251 and our business office is located at 1207 Royal York Road Toronto, ON , Canada M9A 4B5, our telephone number is 416-509-5494. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation.

Description of Business

Business Development

We were incorporated in the State of Nevada, USA on January 3, 2008 and are based in Toronto Ontario, Canada. We have not had any bankruptcy, receivership or similar proceeding since incorporation. There have been no material reclassifications, mergers, consolidations or purchases or sales of any significant amount of assets not in the ordinary course of business since the date of incorporation. We will not seek a merger or acquisition within the next twelve months and we have a specific business plan to execute. Additionally, our auditors have expressed substantial doubt about our ability continue as a going concern and our acquisition from Danby Technologies has been recorded as a complete impairment loss due to the fact that we have not engaged in revenue producing activities

Business of Issuer

We are a development stage company. Our plan is to commercialize solutions for a range of business and consumer oriented Internet domain names and related services

We are in the early stages for our products application and infrastructure build out, and have not as yet engaged in revenue producing activities.  We will provide products and services to enable an enterprise's staff and customers to more effectively manage and share information, customer relations, service and support activities, marketing or data management.

Overview

The Internet has proven to be an extraordinary medium for communication, data transmissions and for e-commerce.  Our objective is to list, manage and sell Internet domains or URLs.  Internet domains are the names that you type into your web browser such as Internet Explorer to arrive at a web site.  Familiar names are Yahoo.com, IBM.com, Microsoft.com.

In addition to the familiar .com designation, there is also .net, .biz, .org and an identifier for each country.  However, for building brands and for marketing and for accessibility, the .com is king and once a name is owned and used, it is not available to others starting a business or developing a new business concept.

While domains such as perfume.com or business.com have proven to have substantive value, it cannot be said of all domain names.  Most have to be promoted or be self evident to the user.   ~~However, when Google started, they needed a site and company name that they could own and promote.~~  Sites with six or less letters seem to be recognized as the most valuable after the generic names such as perfume.com.

The main reason a potential customer may choose us over an more established competitor is that several of the domain names we will have listed will be part of a set and be for sale as a set in one transaction, rather than having to search for availability with other competitors, For Example: .com, .net, .org, .tv, .ca, .us, etc. while, other competitors provide a similar service potential users will have the ability to use the other competitors services as well as our own services and our listings will be exclusive to our web site .. We control in excess of 300 domain names for resale that were received from Danby Technologies via verbal agreement, acquired these domain names and owns these domain names. We will receive a 35% commission from any sales of these domain names.  These domain names have been listed for resale on our website and have approximately 15 sets of domain names (a domain with more than one extension) included in the domains that we control. It should also be noted that Danby Technologies is not a shareholder, either directly or indirectly and has no affiliation with the Company other than the original purchase agreement of December 2009, and the verbal agreement to list their internet domains. Our success is reliant and contingent upon our ability to drive Internet traffic to our website.

Products and Services

Enhance the visibility of a domain;

Buy and sell Domains

Provide listing services for Domain re-sales

Service of finding domain names for developing businesses.

Actively market domains to businesses where the name is relevant or part of a set of domain names eg: zagg.net, sell to zagg.com.

We currently have access to over 300 domain names which we can market, sell or use for cash parking and advertising.

All domains in our listing will be directed to our main URL where viewers can buy the domain name or buy other domain names that we have listed.

We believe our products will be competitive in the market place and with potential customers as all of our products and services will be available through our website.  Customers will be able to purchase a domain name directly from us from our current listings , as well as having two domain registrars to choose from , search our list of available domains, or purchase the latest Anti Virus, Anti Spyware , and Anti Malware protection f rom AVG, Additionally, a customer may decide to list their URL for sale with us or advertise with us. We believe that our products will prove to be cost effective and easy for users to adopt and use.  We also plan to market our products and services through Google adds to broaden our exposure to customers and users.

Buy and sell Domains

Three methods of  buying and selling domains are:

a.

Purchasing directly from a domain holder and then listing the domain for resale

b.

Purchase expired domains for and listing them for resale

c.

Becoming a reseller for a major domain registrar.

Major Domain Registrar Reseller

We have been granted re-sellers licenses with, SRSplus (Network Solutions Inc.) and Wild West Domains (Go Daddy). This will allow our customers to search and purchase domains through our web site, giving customers two major registrars to choose from.

SRSplus by Network Solutions

We have been granted a re-sellers license with, SRSplus (Network Solutions Inc.). Our cost associated with this license is $250 which is applied to our reseller account for the purchase of domain names, in other words, customers would purchase domains or other products from us and pay us for their products and in turn Network Solutions will debit our prepaid account for the services purchased, if the prepaid account becomes overdrawn or has been debited to a $0 balance we will be notified and will replenish the account.  Our license agreement is non-exclusive and royalty free and provides a pay as you go or prepaid format for the purchases of domain names. (See Exhibit 10.2)

SRSplusTM Features

•

Domain Name Registration

•

Country Code Top Level Domains (ccTLDs)

•

Domain Protect

•

Private Registration

•

Domain Name Renewal

•

Third-party business services

Domain Name Services Management Tools

•

Ability to set the your customer price

•

Real-time domain registration and management

•

Rapid DNS modifications

•

Online reporting

•

Web-based interface available in 5 languages

•

Simple and customizable Open Source API

•

Access to WHOIS

•

Maximum security with the industry's trusted leader

•

Total domain name lifecycle management

Support

•

Telephone and e-mail 9:00AM to 9:00 PM ET

•

Responsive representatives

Program Elements

•

Fixed price for all the basic domain name extensions

•

Pay-as-you-go debit account

•

Backed by Network Solutions

  SRS Plus (Network Solutions) Partner Agreement

Overview

We Have registered online and have been granted a non-exclusive, non-transferable, non-sublicensable, revocable, royalty free license to use the Software, API and Partner Manager supplied by SRSplus and Network Solutions to access SRSplus and Network Solutions, LLC's Domain Name lookup servers for the Term, in accordance with the terms of the Agreement, and for no other purpose. We are not subject to any sales volume minimums and there are no annual fees.

We have agreed to take adequate security measures to prevent use of the Software, API and Partner Manager, particularly in relation to the transmission of bulk unsolicited e-mail or data mining. Network Solutions may make modifications to the Software, API and Partner Manager and the terms and conditions of the Agreement shall apply equally.

The term of the agreement is for a period of one (1) year unless otherwise mutually agreed to by SRSplus and Network Solutions in writing or unless earlier terminated at any time by either SRSplus and Network Solutions and us giving the other not less thirty (30) days prior written notice. Thereafter, the Agreement shall automatically renew for successive one (1) year terms unless earlier terminated by either party giving the other not less than thirty (30) days prior written notice.

We may not assign the Agreement or any of our rights, interests or obligations without the prior written approval of SRSplus and Network Solutions, however that if in the event We are acquired by or merged into a direct competitor of SRSplus, or Network Solutions, LLC. and its wholly owned subsidiaries, SRSplus shall have the right to terminate this Agreement immediately within thirty (30) days of notice of any such acquisition or merger.

We must ensure that each transmission by us or transaction conducted by us relating to the purchase of any services from SRSplus including, domain name registrations, Web hosting, security registration services, and any renewals, modifications, transfers, and other communications related to such services shall be authenticated or encrypted using such protocol as required by Network Solutions, these protocols may be updated or modified on reasonable notice to us. We have agreed to use our password to authenticate every Communication from us to Network Solutions and restrict disclosure of our password to only those employees and/or agents with a need to know. We have agreed to notify Network Solutions within four (4) hours of learning of a breach of our password or other security breach.

Additionally, we have acknowledged and agreed that the licenses granted to us enable us to collect, record and track Partner and customer data and information and is subject to  additional terms and conditions: All data and information collected, recorded and tracked by using SRSplus Systems including Partner Manager and the API interface, shall become the property of SRSplus and its parent company, Network Solutions, which shall retain all right, title and interest to all such data and information.

For Additional terms and conditions (See Exhibit 10.2)

Wild West Domains (Go Daddy)

We have been granted Super Resellers and Application Programming Interface (API) re-sellers license with, Wild West Domains (Go Daddy). Our license agreement is non exclusive. Our cost associated with this license is $318 and $257 per year, this includes notification of expired domains and domains that are about to expire that may be purchased for re-sale by us.

Reseller Features

Merchandize and sell - domain names, private registrations, and site traffic tools

 Sell Basic & Pro reseller plans

The BEST buy rates in the industry

Earn Pay-Per-Click commission on customers' parked domains

24/7 support for you and your customers

Complete traffic analysis

Email Marketing & Press Release Templates

Marketing emails designed and mailed by us (optional)

Reseller forum, blog, podcast and live chat

Automated billing and renewals

Shopping cart and credit card processing

Advertising campaign tracking built in

Google® AdWords® Credit* $125

Reseller Agreement, Wild West Domains (Go Daddy)

Overview

We have registered online and have been granted a non-exclusive, non-transferable license to resell the Services worldwide. Our account is non-transferable and cannot be sold separately or in conjunction with the sale of an existing site or business.  We are not subject to any sales volume minimums and there are annual fees of $257 associated with our reseller program..

We are prohibited from selling customers using Go Daddy Services to another business.

Go Daddy will provide their services to us according to the Go Daddy Price Catalog (Catalog).  we may set our own prices.

The term of the Agreement is in effect for one (1) year from the Effective Date of this contract and will automatically renew for one (1) year increments. We have also agreed that Go Daddy may modify this agreement and agree to be bound by any changes Go Daddy may reasonably make to the agreement when such changes become effective. Should we elect to cancel our agreement with Go Daddy, we will not receive a refund for any fees we may have paid to Go Daddy. Upon termination, all customers will default to Go Daddy.

Either party may terminate this Agreement for a material breach of contract by the other party that has not been cured within ten (10) days. Either party must notify the other of such material breach in writing. Or, either party may terminate this Agreement with thirty (30) days written notice. Upon termination, all customers will default to Go Daddy.

Wild West has authorized us to co-brand their services by using Wild West's name and logo along with our name and logo. However, we may do so only in accordance with Section 8 of the agreement and may not use the ICANN accredited logo on any of our marketing materials or on our web site.

We are required to inform customers that we are reselling Wild West's Services. The Reseller may not give the impression to anyone that we are an ICANN approved registrar.

For additional terms and conditions (See Exhibit 10.3)

Listing Services

A customer can list their domain for sale.  We will bring offers to the owner and will take a 35% fee for acting as resellers.

Advertising Services

Provide domain holders with advertising on our website that an individual can click on the web link and be taken to the customer’s website.  We will control the advertising and pay to the domain holder a percentage of fees received.

Cash Parking

Cash Parking is a service that enables you to earn money on your parked domains (a parked domain refers to the registration of an Internet domain name without that domain being used to provide services such as e-mail or a website). If you associate your domains with a Cash Parking account, an advertising partner would place a context-relevant advertisements on your page. Each time a visitor clicks a displayed advertisement, you receive a share of the generated click-through revenue based on your Cash Parking plan, a percentage of the generated revenue. The amount you receive and the price you pay for the Cash Parking service depends on the plan you select. and Cash Parking provider. Some Cash Parking providers are: Sedo, Go Daddy, plus1net, iMonetize, Active Audience, and Traffic7.

Additionally, some cash parking services may offer the domain parking service for free; while some may require a small fee for the service. A service provider will be placing advertisements and links on your page. Ideally, these links will be relevant to the domain name and to the key words that will lead a visitor to that page. The links are the addresses of the websites that need exposure; thus willing to pay incremental amounts for every click on the page that leads to theirs.

The host will then share the income from these advertisers on a fixed percentage. Through domain parking, the public is given more relevant links to check out. If the domain is easily accessed by search engines, then the advertisers on that page have a bigger chance of exposure. The service provider earns extra income for every click that is paid by advertisers.

Workyoururl.com

Will provide information on Search Engine Optimization (SEO) and advertising sources.  A General site for information and articles.  Provide information to people starting out with a web site.

Directs viewers to manageyoururl.com to buy or order the site or domain name that they need.

Provides viewers with SEO information and advertising.

Finding domain names for developing businesses.

Upon a customer’s request and for a fee we will search various domain registrars world wide for the designation of their request.

AVG Products

We have been granted a re-sellers license with AVG our cost associated with this license is $0. AVG products comprise of Anti Virus, Anti Spyware and Anti Malware. We have decided to include AVG products on our website as a convenience to prospective customers as well as adding a potential revenue stream to our business model.  With the granting of this license this will allow us to sell through our website the full product line of AVG internet security products for home and business.

AVG Reseller Agreement

Overview

We have been granted a non-exclusive and royalty-free license to reproduce and sell AVG Software as necessary for the purposes of its sale to end users (customers).

AVG Technologies, has granted a sublicense to us, as a non-exclusive and royalty-free right and sublicense, when acting under our agreement with AVG, to use the Logo in accordance with the then-current Terms and Conditions, in the promotion, advertisement and sale of AVG Software in the Territory and for no other purpose. While performing its obligations under the Agreement, We may describe our as an "AVG Authorized Reseller".

We have undertaken not to sell, ship or divert AVG Software outside of the Territory without AVG Technologies' written consent. To the extent that AVG Technologies grants such consent, we agree to be responsible for exporting AVG Software in accordance with all applicable export laws and regulations. In addition, we have agreed not to engage in buying via the grey market.

(pirated software)

The Suggested Retail Price List contains AVG Technologies' suggested retail prices of AVG Software for end users. The actual retail prices of AVG Software charged by us to purchasers may differ from the suggested retail prices provided by AVG Technologies in the Suggested Retail Price List.

We have acknowledged that AVG Technologies may, at its sole discretion, make changes to the Suggested Retail Price List from time to time by displaying a notification of the revised Suggested Retail Price List on the Reseller's screen on entering the Restricted AVG Reseller Center online.

We shall inform AVG Technologies immediately of any changes in ownership or control

We are required to implement and maintain reasonable security measures to ensure the Password is only used by authorized persons for its authorized purpose. We also have acknowledged that AVG Technologies does not guarantee the internet security and the possibility of interception or corruption of data transmitted from us to AVG Technologies using the correct Password.

We are required to promptly inform AVG Technologies in writing, if there is a reason to believe or suspect that the security or confidentiality of our Password has been or may be lost or misused in any way so that a mitigating action may be taken and arrangement made, if appropriate, for the issue of a new Password. We shall be responsible for any loss, damage, costs and inconvenience suffered or incurred by AVG Technologies CZ, s.r.o or AVG Technologies in consequence of any loss or misuse of the Password by any person connected with us or by any other party, whether or not known to the us.

This Agreement is concluded for an indefinite period of time and shall commence on the Effective Date. either party may terminate this Agreement by not less than thirty (30) days' prior written notice served on the other party by e-mail, fax, or mail.

For additional terms and conditions (See Exhibit 10.4)

Pricing of our Services

With respect to pricing of our products and services, domains that are listed for resale will be subject to negotiated prices between buyer and seller and we will receive a 35% commission on the gross proceeds. New domains that are purchased will be at a fixed price and prices will be set at our discretion, the same as if purchased directly from the domain registrar, and in turn we are paid the difference between the price we sell the product for and the price our service provider charges us for acting as a reseller. AVG security products will be available at a fixed price and AVG will pay us a commission of up to 25% for acting as a reseller.

Marketing

We intend to market our website using Google AdWords. Google AdWords is a way to purchase highly targeted cost-per-click advertising. AdWords ads are displayed along with search results on Google, as well as on search and content sites in an ad network operated by Google Inc. a leader on Internet search. We estimate this cost to be estimated at $20,000 for the next year. Additionally, we will implement user surveys and market acceptance of our products in order to target potential customers.

E Commerce

We have selected PayPal as our online transaction provider. PayPal is located on the Internet at http://www.paypal.com and is a popular transaction provider. This means that our future customers will have the ability to pay us for internet domain names and we will not be required to maintain confidential information such as our customer's credit card numbers on our servers. PayPal charges us approximately a 3% transaction fee for every transaction that they clear for us.

Competition

Regarding our competitive position in the industry, we are a new entry into this marketplace and we are not well known. We will compete with numerous providers of online or Internet accessible applications and services companies, many of which have far greater financial and other resources than we do.

Many of these companies have established histories and relationships in providing online applications or systems that enable them to attract talent, marketing support, and financing.  Moreover, proven track records are of paramount consideration in selecting vendors.

While our sole director and officer has significant business experience, we, as a company, have no proven track record in the online services industry.  We can provide no assurance that we will be able to successfully market our products or compete within this industry

Intellectual Property

We have no patents, trademarks, franchises, concessions or labor contracts at this time, however, we are in the process of making application for trademarks in Canada and the United States and in the future other jurisdictions, and have no assurance of our ability to continue to use such names in association with the sale of our products and services.  In the future we will enter into confidentiality and proprietary rights agreements with our employees, consultants and other third parties and control access to software, documentation and other proprietary information and will apply for other protections in the form of patents and copyrights if applicable, in order to fully protect our proprietary software. Failure to provide adequate protection our proprietary rights could expose us to infringement of our rights by other parties and could offer similar services, significantly harming our competitive position and decreasing our revenues.

Government Approvals

We currently do not require approval of any government to offer our products and services. We do not expect that will be any governmental regulations on our business. We are voluntarily not accepting orders from the following countries: Afghanistan, Angola, Cuba, Democratic People's Republic of Korea [North Korea], Eritrea, Federal Republic of Yugoslavia [Serbia and Montenegro], Iran, Iraq, Liberia, Libya, Myanmar [Burma], Rwanda, Sierra Leone, Syria, and Sudan. We expect no costs or effects of compliance of federal, state and local environmental laws on our business.

Employees

We have one part-time employee, our President, Mr. Vujovic who dedicates between 10 and 20 hours per week to our business. Additionally, it is likely that Mr. Vujovic’s weekly hours will increase once our website is online. Mr. Vujovic’s duties include, working with our website developer as to design content and the maintenance and updating of our website once complete.

Acquiring new domains for resale, developing a marketing strategy and implementing our marketing plan as well as day to day management of our business.

Reports to Security Holders

We are not required to deliver an annual report to security holders. However, we intend to voluntarily send an annual report to security holders and this annual report will include audited financial statements. This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission. We will become a reporting company after this prospectus has been declared effective by the Securities and Exchange Commission (“SEC”). As a reporting company we will file quarterly, annual, beneficial ownership and other reports with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F. Street NE., Washington, D.C. 20549. You may obtain information from the Public Reference Room by calling the SEC at (202) 551-8090. Since we are an electronic filer, the easiest way to access our reports is through the SEC's Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. “See Conventional and Electronic Reading Rooms: SEC Office of Freedom of Information and Privacy Act Operations at http://www.sec.gov/foia/efoiagp.htm#prradd ”

Management's Discussion and Analysis of Financial Condition and Results of Operations

Plan of Operation

Financial Plan

As of July 31, 2010 we had a cash balance $43,700and have earned no revenue from operations. Since our inception on January 3, 2008 to July 31, 2010 we have raised $55,600 in equity financing via distributions of unregistered securities to Canadian investors using exemptions provided under Regulation S and under Multilateral Instrument 45-103 Part 2 in Canada. During the next twelve months we will need additional funds and we are seeking these additional funds via, private placements or loans from our sole officer and director or current shareholders or potentially an initial public offering. No arrangements for additional funds have been completed. We anticipate that a nominal amount of revenue will be earned during our second quarter as our website is currently under construction.

Offering costs

During the next twelve month period we anticipate spending $10,000 on Legal fees, and SEC Registration Fees; $12,500 on Accounting and Auditing; $2,500 on Electronic Filing and Printing and $1,000 on Transfer agent Fees.

Product Development Plan

Effective December 12, 2009 we entered into an agreement and acquired the prior development, Business plan and implementation in an arms length transaction from Danby Technologies in consideration for a purchase price of $6,000. We have registered the Internet domain name                               www.manageyoururl.com. We have completed construction of our website and was posted online on October 5, 2010 .. We are a development stage company. Our principal business is the, marketing and sales and re-sales of internet domain names. Our plan is to commercialize solutions for a range of business and consumer oriented Internet domains. We are in the early marketing stages for our products application and infrastructure build out, and have not as yet engaged in revenue producing activities.

We will provide products and services to enable an enterprise's staff to more effectively manage and share information, customer relations, service and support activities, marketing and sales management.  Our objective is to complete pre-marketing activities and to actively market and support a commercial product and to earn revenues from business or other organizations via the Internet from our website at www.manageyoururl.com. Our sources of revenue will come from purchases for our products i.e.domain names, product service fees i.e.advertising and customized (manual) searches for domains and through customer service charges and fees See Description of Business, page 22. The Company's solutions will be founded on its ability to provide internet domain names and support services in a low-cost, easy to use manner. Since our acquisition, management has continued to implement our business plan.  We have focused our limited resources to develop the usability of our products.  We will maintain a website for our products and services, which will be maintained on servers that will be situated at our hosting service site dudes.com

Our business plan can be summarized in four principal categories as outlined below.  We estimate the development period required to complete a commercial implementation of our products and develop commercial sales would be approximately two months at an estimated cost of $2,000. At present we do not have sufficient funds to engage additional employees or contractors to quicken the implementation of our business plan.

While we have limited funding and are in the preliminary state of commercialization of our products and services, management believes it can successfully implement the plan without significant additional funding.  We have no intent or plan to engage in a merger or acquisition with an unidentified company or companies.

Website Development Plan

The development of our website is currently under construction and anticipate being online in June of 2010. Development of our website has been outsourced to a website design company with the cost of the website development and data base development anticipated at about $2,000. Our website will be located on the Internet at www.manageyoururl.com. Our website will allow our customers to purchase online, customers will be able select either US or Canadian funds to pay for their purchase. We will offer payment options by check/money order or PayPal. PayPal is an online payment service owned by eBay Inc. PayPal's website is located on the Internet at http://www.paypal.com. Once completed we do not anticipate having to develop our website further within the next twelve months.

Website Hosting Plan

Our website will be hosted by a webhosting service and will be charging us approximately $50 per month to host our website. Over the next twelve months the cost of hosting our website will be $600

Marketing Plan

We intend to market our website using Google AdWords. Google AdWords is a way to purchase highly targeted cost-per-click advertising. AdWords ads are displayed along with search results on Google, as well as on search and content sites in an ad network operated by Google Inc. a leader on Internet search. We estimate this cost to be estimated at $20,000 for the next year. Additionally, we will implement user surveys and market acceptance of our products in order to target potential customers.

Purchase Plan

Once internet domain names are ready for sale, purchasers may buy them directly from our website. Upon receipt of the purchase price, the purchaser will be issued their registered domain name(s)

Development Costs

We have completed construction of our website at a cost of approximately $2,000 for website design, construction and database development. Our website was posted online on October 5, 2010 Marketing in the amount of approximately $20,000 with commencement estimated in November 2010; and website hosting at a cost of $600 per annum, for a total of $22,600 in business expenditures for the year.

Accounting and Audit Plan

We intend to continue to have our outside consultant assist in the preparation of our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. We anticipate $250 to assist in the preparation of our quarterly financial statements and $1,000 to assist in the preparation of our annual financial statements. Our independent auditor charges us approximately $2,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $12,500 to pay for our accounting and audit requirements.

SEC Filing Plan

We intend to become a reporting company in 2010 after our S-1 is declared effective. This means that we will file documents with the US Securities and Exchange Commission on a quarterly basis. We expect to incur filing costs of approximately $750 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B3 final prospectus filing, and a Form 8-A filing in order to complete registration our common stock.

Results of Operations

We have had no operating revenues since our inception on January 3, 2008 through to July 31, 2010. Our activities have been financed from the proceeds of share subscriptions. From our inception, on January 3, 2008 to July 31, 2010 we have raised a total of $55,600 from private offerings of our common stock. For the period from inception on January 3, 2008 to July 31, 2010 we incurred total expenses of $19,236

Liquidity and Capital resources

As of July 31, 2010 we had a cash balance $43,700 and have earned no revenue from operations. Since our inception on January 3, 2008 to July 31, 2010 we have raised $55,600 in equity financing via distributions of unregistered securities to Canadian investors using exemptions provided under Regulation S and under Multilateral Instrument 45-103 Part 2 in Canada and $3,000 pursuant to Section 4(2) of the Securities Act of 1933 for a total of $55,600 During the next twelve months we will need additional funds and we are seeking these additional funds via, private placements or loans from our sole officer and director or current shareholders or potentially an initial public offering. No arrangements for additional funds have been completed. We anticipate that a nominal amount of revenue will be earned during our second or third quarter as our website is currently under construction. During the next twelve month period we anticipate spending $10,000 on Legal fees, fees and SEC Registration Fees; $12,500 on Accounting and Auditing; $2,500 on Electronic Filing and Printing and $1,000 on Transfer Agent fees. Additionally, we anticipate spending $2,000 on database and website development, development, $20,000 on Marketing and $600 on web hosting and maintenence. We anticipate that these funds will be sufficient for approximately the next 10 months without additional funding.  If we require additional funding and if we are unable to secure the funding necessary to continue our plan of operations, then we will not be able to continue our development or to sell internet domains on the Internet and our business will fail.

Off-balance sheet arrangements

We have no off-balance sheet arrangements including arrangements that would effect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Forward-looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Description of Property

The mailing address of our business is 1207 Royal York. Road, Toronto, Ontario, Canada

Our President provides office space at his residence to us at no charge. The cost of the donated premises is valued at $0 per month on our financial statements. We rent web space on the Internet at www.manageyoururl.com. Our office space is approximately 150 sq. ft. and contains a desk, chair, computer, printer, facsimile machine all physical assets in our office are loaned to us by Mr. Vujovic at no cost to us. Our property is adequate, suitable, has enough capacity to operate our business and is in good condition. We own no real estate holdings and we have no policy to acquire assets for possible capital gain or income.

Certain Relationships and Related Transactions

Transactions with Officers and Directors

With respect to the policies and procedures required by the Company to enter in to related transactions, cannot exceed the lesser of $120,000 or 1% of the average of the company’s total assets for the last three completed fiscal years. On February 11, 2010 Mr. Vujovic, the President and Director of Toron, Inc. purchased 3,000,000 shares of our common stock. The price paid was $0.001 per share for total proceeds of $3,000. These shares were issued pursuant to Section (4)2 of the Securities Act of 1933.

Mr. Vujovic provides his services and rent to us. For his services we pay Mr. Vujovic $0 per month and the rent is donated and valued at $0 per month on our financial statements. Other than stated above there have been no other transactions with our sole Officer and Director.

Other than as set forth above, we have not entered into or been a participant in any transaction in which a related person had or will have a direct or indirect material interest in an amount that exceeds the lesser of $120,000 or 1% of the average of the company’s total assets from our inception on January 3, 2008

Agreements with Officers and Directors

We have no written agreements with Mr. Vujovic to provide management services for the Company

Agreements with Selling Shareholders

We have signed a private placement subscription agreement with each of our selling shareholders. Additionally, we have a verbal agreement with each selling shareholder that they will only sell their shares at $0.04 per share until our shares are quoted on the Over-the-Counter Bulletin Board (OTCBB).

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board (OTCBB) upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.

We have no common stock that is subject to outstanding warrants to purchase or securities that are convertible to our common stock. As of July 31, 2010 we had 5,630,000 shares of our common stock outstanding of which 2,630,000 shares are owned by non-affiliate shareholders and 3,000,000 shares that are owned by our Director and Officer who is deemed an affiliate. Subject to the volume limitations described in the paragraph below there are 3,000,000 shares of our common stock owned by Mr. Vujovic that can potentially be sold pursuant to Rule 144 on. We are registering the 2,630,000 shares already owned by non-affiliate selling shareholders for resale through this registration statement.

Under Rule 144 a shareholder, including an affiliate of our company, may sell shares of common stock after at least one year has elapsed since such shares were acquired from us or an affiliate of our company.

Rule 144 further restricts the number of shares of common stock which may be sold within any three-month period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of our company, and who has not been an affiliate of our company for 90 days prior to the sale, and who has beneficially owned shares acquired from our company or an affiliate of our company for over two years may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

Holders of Our Common Stock

As of May 18, 2010 we have 39 holders of our common stock.

Dividends

We have not declared any dividends since our inception on January 3, 2008 and none are planned for the foreseeable future.

Equity Compensation Plans

We have no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Directors and Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ljubisa Vujovic, Principal Executive Officer	2009 2008	-	-	-	-	-	-	-	0

Outstanding Equity Awards at Fiscal Year-End Table.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ljubisa Vujovic	-	-	-	-	-	-	--	-	-

Directors are elected by the vote of a majority in interest of the holders of our common stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board individually or collectively consent in writing to the action.

We have no active employment agreement with Mr. Vujovic with respect to compensating Mr. Vujovic for his management services provided to the company. Additionally, we provide no pension plan for Mr. Vujovic. We have no policy to compensate our Director for director services such as committee participation or special assignments. We have no other arrangements with our Directors.

Stock Option Grants

We have no stock option plan and did not grant any stock options to our officers and directors since inception. Additionally, no stock option plan is contemplated.

Financial Statements

Toron, Inc.
(A Development Stage Company)

January 31, 2010

Index
Report of Independent Registered Accounting Firm	F– 2
Balance Sheet	F– 3
Statement of Operations	F– 4
Statement of Stockholders’ Equity	F– 5
Statement of Cash Flows	F– 6
Notes to the Financial Statements	F– 7-9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Toron, Inc. (a Development Stage Company)

We have audited the accompanying balance sheets of Toron, Inc. (the Company) (a Development Stage Company) as of January 31, 2010 and 2009, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended January 31, 2010, and for the period from January 3, 2008 (date of inception) to January 31, 2010. Toron, Inc.’s (a Development Stage Company) management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Toron, Inc. (a Development Stage Company) as of January 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the two-year period ended January 31, 2010, and for the period from January 3, 2008 (date of inception) to January 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company does not have the necessary working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 5 to the financial statements. These financial statements do not include any adjustments that might result for the outcome of this uncertainty.

/s/ Madsen & Associates CPAs, Inc.

Madsen & Associates CPAs, Inc.

Salt Lake City, Utah

March 12, 2010

-

F2 –

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	January 31,	January 31,
	2010	2009

ASSETS

Current assets:

Cash	$ 14,121	$ -

Total assets	$ 14,121	$ -

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Deposits	$ 23,018	$ -

Total liabilities	23,018	-

Commitments and contingencies	-	-

Stockholders' equity:
Common stock; authorized 75,000,000; $0.001 par value; zero shares
issued and outstanding at January 31, 2010 and 2009	-	-
Deficit accumulated during the development stage	(8,897)	-

Total stockholders' equity	(8,897)	-

Total liabilities and stockholders' equity	$ 14,121	$ -

The accompanying notes are an integral part of these financial statements

-

F3 –

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the year ended January 31, 2010	For the year ended January 31, 2009	From January 03, 2008 (Inception) to January 31, 2010

Operating Expenses:

General and administrative	2,897	-	$ 2,897

Impairment loss on intangible asset	6,000	-	6,000

Net loss for the period	$ 8,897	$ -	$ 8,897

Net loss per share:
Basic and diluted	$ -	$ -

Weighted average number of shares outstanding:
Basic and diluted	-	-

The accompanying notes are an integral part of these financial statements

-F4-

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JANUARY 3, 2008 (INCEPTION) TO JANUARY 31, 2010

Deficit
	Common Stock			Accumulated
			Additional	During the
	Number of		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance at January 3, 2008 (Inception)	-	$ -	$ -	$ -	$ -

Net loss				-
Balance at January 31, 2008	-	$ -	$ -	$ -	$ -

Net loss				-
Balance at January 31, 2009	-	$ -	$ -	$ -	$ -

Net loss	-	-	-	8,897	8,897
Balance at January 31, 2010	-	$ -	$ -	$ 8,897	$ 8,897

The accompanying notes are an integral part of these financial statements

 -F5-

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the year ended January 31, 2010	For the year ended January 31, 2009	From January 31, 2008 (Inception) to January 31, 2010

Cash flow from operating activities:
Net loss	$ (8,897)	$ -	$ (8,897)
Adjustments to reconcile net loss to net cash
used in operating activities:
Impairment loss on intangible asset	6,000		6,000

Net cash used in operating activities	(2,897)		(2,897)

Cash flows from investing activities:
Acquisition of intangible asset	(6,000)		(6,000)

Net cash used in investing activities	(6,000)		(6,000)

Cash flows from financing activities:
Deposits	23,018		23,018

Net cash provided by financing activities	23,018		23,018

Increase in cash during the period	14,121		14,121

Cash, beginning of period	-		-

Cash, end of period	$ 14,121		$ 14,121

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -	$ -
Interest	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

  -F6-

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2010

NOTE 1 - NATURE OF OPERATIONS

Toron Inc. (the "Company") was incorporated in the State of Nevada on January 3, 2008. The Company was organized to develop and operate a web based resale business for domain names.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impaired Asset Policy

The Company periodically reviews its long-lived assets to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on January 3, 2008 to January 31, 2010

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

-F7-

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2010

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no dilutive potential common shares; accordingly, dilutive and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash and deposits. Due to the short maturities of these financial instruments, their fair value approximates their carrying value.

Income Taxes

Deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. As of January 31, 2010, the Company had net operating losses of $8,897 and an approximate deferred tax asset of $$3,000 which has been fully offset by a valuation allowance. These net operating losses expire in 2030.

Recent Authoritative Pronouncements

The Company does not expect that the adoption of any recent accounting standards to have a material impact on its financial statements.

NOTE 3 – ACQUISITION OF INTANGIBLE ASSET

On December 12, 2009, the Company purchased technology that allows it to sell and manage domain names. The Company initially recorded the purchase price of $6,000 as an intangible asset. However, based on an impairment analysis conducted on January 31, 2010, the Company determined the asset was impaired and recorded an impairment loss of $6,000 for the year ended January 31, 2010.

NOTE 4 – DEPOSITS

During January, 2010 the Company received deposits totaling $23,018 from investors under stock subscription agreements, for the future issuance of 1,150,900 shares of common stock. No stock was issued by the Company as of January 31, 2010.

NOTE 5 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of January 31, 2010 the Company had incurred accumulated losses since inception of $8,897. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to establish profitable operations.

-F8-

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2010

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

NOTE 6 – SUBSEQUENT EVENTS

In February, 2010 the Company received deposits under stock subscription agreements from investors for total cash proceeds of $32,582, for the issuance of 4,479,100 shares of common stock. 3,000,000 of these shares were subscribed for by the sole officer and president of the Company at $.001 per share. The remaining 1,479,100 shares were subscribed for by third parties at $.02 per share.

The Company has evaluated subsequent events through March 12, 2010, which is the date these financial statements were available to be issued.

 -F9-

Financial Statements

Toron, Inc.
(A Development Stage Company)

April 30, 2010 (Unaudited)

Index
Balance Sheets	F– 10
Statement of Operations	F– 11
Statement of Cash Flows	F– 12
Notes to the Financial Statements	F– 13-15

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	(Unaudited)
	April 30,	January 31,
	2010	2010

ASSETS

Current assets:

Cash	$ 43,700	$ 14,121

Total assets	$ 43,700	$ 14,121

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Deposits	$ -	$ 23,018

Total liabilities	-	23,018

Commitments and contingencies	-	-

Stockholders' equity:
Common stock; authorized 75,000,000; $0.001 par value; 5,630,000
And 0 shares issued and outstanding at April 30, 2010 and
January 31, 2010, respectively	5,630	-
Additional paid-in capital	49,970
Deficit accumulated during the development stage	(11,900)	(8,897)

Total stockholders' equity	43,700	(8,897)

Total liabilities and stockholders' equity	$ 43,700	$ 14,121

The accompanying notes are an integral part of these financial statements

-F10-

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the three months ended April 30,
	2010	2009	From January 03, 2008 (Inception) to April 30, 2010

Operating Expenses:

General and administrative	$ 3,003	$ -	$ 5,900

Impairment loss on intangible asset	-	-	6,000

Net loss for the period	$ 3,003	$ -	$ 11,900

Net loss per share:
Basic and diluted	$ 0.00	$ -

Weighted average number of shares outstanding:
Basic and diluted	1,876,667	-

The accompanying notes are an integral part of these financial statements

-F11-

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the three months ended April 30,
	2010	2009	From January 3, 2008 (Inception) to April 30, 2010

Cash flows from operating activities:
Net loss	$ (3,003)	$ -	$ (11,900)
Adjustments to reconcile net loss to net cash
used in operating activities:
Impairment loss on intangible asset			6,000

Net cash used in operating activities	(3,003)	-	(5,900)

Cash flows from investing activities:
Acquisition of intangible asset			(6,000)

Net cash used in investing activities	-	-	(6,000)

Cash flows from financing activities:
Proceeds from issuance of common stock	32,582	-	32,582
Deposits			23,018

Net cash provided by financing activities	32,582	-	55,600

Increase in cash during the period	29,579	-	43,700

Cash, beginning of period	14,121	-	-

Cash, end of period	$ 43,700	$ -	$ 43,700

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -	$ -
Interest	$ -	$ -	$ -

Supplemental disclosure of non-cash financing activities:
Issuance of common stock for deposits	$ 23,018	$ -	$ 23,018

The accompanying notes are an integral part of these financial statements

-F12-

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2010

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Toron Inc. (the "Company") was incorporated in the State of Nevada on January 3, 2008. The Company was organized to develop and operate a web based resale business for domain names.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company.

The balance sheet as of April 30, 2010 and the statements of operations and cash flows for the periods presented have been prepared by the Company and are unaudited.  In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for all periods presented have been made.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impaired Asset Policy

The Company periodically reviews its long-lived assets to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on January 3, 2008 to April 30, 2010.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

-F13-

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2010

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no dilutive potential common shares; accordingly, dilutive and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash and deposits. Due to the short maturities of these financial instruments, their fair value approximates their carrying value.

Income Taxes

Deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. The Company has net operating losses of $11,900 as of April 30, 2010, with an approximate deferred tax asset of $4,000, which has been fully offset by a valuation allowance. These net operating losses begin to expire in 2030.

Recent Authoritative Pronouncements

The Company does not expect that the adoption of any recent accounting standards to have a material impact on its financial statements.

NOTE 3 – ACQUISITION OF INTANGIBLE ASSET

On December 12, 2009, the Company purchased technology that allows it to sell and manage domain names. The Company initially recorded the purchase price of $6,000 as an intangible asset. However, based on an impairment analysis conducted on April 30, 2010, the Company determined the asset was impaired and recorded an impairment loss of $6,000 for the year ended January 31, 2010.

NOTE 4 – STOCKHOLDERS’ EQUITY

During January and February 2010 the Company received $55,600 for common stock subscriptions and in April 2010, 5,630,000 shares were issued for these stock subscriptions. 3,000,000 of these shares were subscribed for by the sole officer and president of the Company at $.001 per share. The remaining 2,630,000 shares were subscribed for by third parties at $.02 per share.

NOTE 5 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of April 30, 2010 the Company had incurred accumulated losses since inception of $11,900.

-F14-

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

April 30, 2010

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through May 27, 2010, which is the date these financial statements were issued.

-F15-

Financial Statements

Toron, Inc.
(A Development Stage Company)

July 31, 2010 (Unaudited)

Index
Balance Sheets	F– 16
Statement of Operations	F– 17
Statement of Cash Flows	F– 18
Notes to the Financial Statements	F– 19-21

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	(Unaudited)
	July 31,	January 31,
	2010	2010

ASSETS

Current assets:

Cash	$ 43,700	$ 14,121

Total assets	$ 43,700	$ 14,121

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accrued expenses	$ 7,336	$ -
Deposits	-	23,018

Total liabilities	7,336	23,018

Commitments and contingencies	-	-

Stockholders' equity:
Common stock; authorized 75,000,000; $0.001 par value; 5,630,000 and 0 shares issued and outstanding at July 31, 2010 and
January 31, 2010, respectively	5,630	-
Additional paid-in capital	49,970
Deficit accumulated during the development stage	(19,236)	(8,897)

Total stockholders' equity	36,364	(8,897)

Total liabilities and stockholders' equity	$ 43,700	$ 14,121

The accompanying notes are an integral part of	these financial statements

-F16-

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the three months ended July 31,		For the six months ended July 31,
	2010	2009	2010	2009	From January 03, 2008 (Inception) to July 31, 2010

Operating Expenses:

General and administrative	$ 7,336	$ -	$ 10,339	$ -	$ 13,236

Impairment loss on intangible asset	-	-	-	-	6,000

Net loss for the period	$ 7,336	$ -	$ 10,339	$ -	$ 19,236

Net loss per share:
Basic and diluted	$ 0.00	$ -	$ 0.00	$ -

Weighted average number of shares outstanding:
Basic and diluted	5,630,000	-	3,753,333	-

The accompanying notes are an integral part of these financial statements

-F17-

TORON INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the six months ended July 31,
	2010	2009	From January 3, 2008 (Inception) to July 31, 2010

Cash flows from operating activities:
Net loss	$ (10,339)	$ -	$ (19,236)
Adjustments to reconcile net loss to net cash
used in operating activities:
Impairment loss on intangible asset			6,000
Changes in operating assets and liabilities:
Accrued expenses	7,336		7,336

Net cash used in operating activities	(3,003)	-	(5,900)

Cash flows from investing activities:
Acquisition of intangible asset			(6,000)

Net cash used in investing activities	-	-	(6,000)

Cash flows from financing activities:
Proceeds from issuance of common stock	32,582	-	55,600

Net cash provided by financing activities	32,582	-	55,600

Increase in cash during the period	29,579	-	43,700

Cash, beginning of period	14,121	-	-

Cash, end of period	$ 43,700	$ -	$ 43,700

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -	$ -
Interest	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

-F18-

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2010

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Toron Inc. (the "Company") was incorporated in the State of Nevada on January 3, 2008. The Company was organized to develop and operate a web based resale business for domain names.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company.

The balance sheet as of July 31, 2010 and the statements of operations and cash flows for the periods presented have been prepared by the Company and are unaudited.  In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for all periods presented have been made.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impaired Asset Policy

The Company periodically reviews its long-lived assets to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on January 3, 2008 to July 31, 2010.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States.

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

-F19-

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2010

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no dilutive potential common shares; accordingly, dilutive and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash and deposits. Due to the short maturities of these financial instruments, their fair value approximates their carrying value.

Income Taxes

Deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. The Company has net operating losses of $19,236 as of July 31, 2010, with an approximate deferred tax asset of $6,500 which has been fully offset by a valuation allowance. These net operating losses begin to expire in 2030.

Reclassifications

Certain prior period amounts have been reclassified to conform to current period presentation.

Recent Authoritative Pronouncements

The Company does not expect that the adoption of any recent accounting standards to have a material impact on its financial statements.

NOTE 3 – ACQUISITION OF INTANGIBLE ASSET

On December 12, 2009, the Company purchased technology that allows it to sell and manage domain names. The Company initially recorded the purchase price of $6,000 as an intangible asset. However, based on an impairment analysis conducted on July 31, 2010, the Company determined the asset was impaired and recorded an impairment loss of $6,000 for the year ended January 31, 2010.

NOTE 4 – STOCKHOLDERS’ EQUITY

During January and February 2010 the Company received $55,600 for common stock subscriptions and in April 2010, 5,630,000 shares were issued for these stock subscriptions. 3,000,000 of these shares were subscribed for by the sole officer and president of the Company at $.001 per share. The remaining 2,630,000 shares were subscribed for by third parties at $.02 per share.

-F20-

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2010

NOTE 5 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of July 31, 2010 the Company had incurred accumulated losses since inception of $19,236. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 20, 2010, which is the date these financial statements were issued.

-F21-

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on January 03, 2008 there were no disagreements with our accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-K that occurred within our two most recent fiscal years and the subsequent interim periods.

Dealer Prospectus Delivery Obligation

Until 180 days from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II - Information Not Required In Prospectus

Indemnification of Directors and Officers

As permitted by Nevada law, our Articles of Incorporation provide that we will indemnify our directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of us, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, our Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director's liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Legal Fees	$10,000
Accounting and Auditing	$12,500
Electronic Filing and Printing	$2,500
Transfer Agent	$1,000
Total	$26,000

None of the above expenses of issuance and distribution will be borne by the selling shareholders.

Recent Sales of Unregistered Securities

As of October 5, 2010 we have issued 5,630,000 shares of unregistered securities. 2,630,000 shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to Canadian residents. 3,000,000 shares were issued to our president, pursuant to Section 4(2) of the Securities Act of 1933.

The shares include the following:

1.   On February 11, 2010 we issued 3,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act of 1933 at a price of $0.001 per share for cash proceeds of $3,000 to our President, These shares have also been stamped with a restricted legend pursuant to Rule 144; and

3.   Between  January 3, 2008 and February 12, 2010 we issued 2,630,000 shares of common stock to non-affiliate Canadian residents at a price of $0.02 per share for cash proceeds of $55,600 ( all funds from this offering were received by February 12, 2010; and

With the exception of the shares issued to our president and which were issued pursuant to Section 4(2) of the Securities act of 1933, all of the above offerings, we completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the common stock was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the units. Each investor represented to us that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.

The subscription agreement executed between us and the investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All securities issued were endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation *
3.2	By-Laws*
4.1	Form of Subscription Agreement
5.1	Opinion and consent of Attorney Jill Arlene Robbins
10.1	Acquisition Agreement with Danby Technologies Corporation.*
14.1	Financial Code of Ethics *
23.1	Consent of Independent Auditor
23.2	Consent of Attorney Jill Arlene Robbins ( see exhibit 5.1)

*previously filed on Form S-1

Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b) Reflect in our prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Not withstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) 230.424(b) of this chapter if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

c) Include any additional or changed material information on the plan of distribution.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use. 39

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario on October 5, 2010.

Toron, Inc.

By:/s/ Ljubisa Vujovic

Ljubisa Vujovic
Director, President, Principal Executive Officer

Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates indicated:

/s/ Ljubisa Vujovic

Ljubisa Vujovic
Director, President, Principal Executive Officer

Principal Financial Officer and

Principal Accounting Officer,                                                                            October 5, 2010

/s/ Ljubisa Vujovic

Ljubisa Vujovic

Secretary, Treasurer                                                                                           October 5, 2010